UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2006


                            CAPITAL GOLD CORPORATION

             (Exact name of registrant as specified in its charter)

            Delaware                     0-13078               13-3180530
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)      Identification Number)


                76 Beaver Street                            10005
                 New York, NY
    (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (212) 344-2785

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_|   Written communications pursuant to Rule 425 under the Securities Act

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Rights Agreement

      On August 14, 2006, the Board of Directors (the "Board") of Capital Gold Corporation (the "Company") declared a dividend (the "Dividend") of one Series B common share purchase right (a "Right") for each outstanding share of common stock, par value $.0001 per share. The Dividend is payable to holders of record on August 14, 2006. In connection with the Dividend, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement"), specifying the terms of the Rights. A description of the Rights Agreement is set forth below in Item 3.03.

      Project Finance Credit Facility

      On August 15, 2006, we entered into a credit agreement (the "Credit Agreement") involving our wholly-owned subsidiaries Minera Santa Rita S. de R.L. de C.V. ("MSR") and Oro de Altar S. de R.L. de C.V. ("Oro"), as borrowers, us, as guarantor, and Standard Bank PLC ("Standard Bank"), as the lender and the offshore account holder. Under the Credit Agreement, MSR and Oro have agreed to borrow money in an aggregate principal amount of up to US$12.5 million (the "Loan") for the purpose of constructing, developing and operating the El Chanate gold mining project in Sonora State, Mexico (the "Mine"). We are guaranteeing the repayment of the loan and the performance of the obligations under the Credit Agreement. The Loan is scheduled to be repaid in fourteen quarterly payments with the first principal payment due after certain Mine start-up production and performance criteria are satisfied, which we believe will occur in the first calendar quarter of 2008. The Loan bears interest at LIBOR plus 4.00%, with LIBOR interest periods of 1, 2, 3 or 6 months and with interest payable at the end of the applicable interest period. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

      The Credit Agreement contains covenants customary for a project financing loan, including but not limited to restrictions (subject to certain exceptions) on incurring additional debt, creating liens on our property, disposing of any assets, merging with other companies and making any investments. We are required to meet and maintain certain financial covenants, including (i) a debt service coverage ratio of not less than 1.2 to 1.0, (ii) a projected debt service coverage ratio of not less than 1.2 to 1.0, (iii) a loan life coverage ratio of at least 1.6 to 1.0, (iv) a project life coverage ratio of at least 2.0 to 1.0 and (v) a minimum reserve tail. We are also required to maintain a certain minimum level of unrestricted cash, and upon meeting certain Mine start-up production and performance criteria, MSR and Oro will be required to maintain a specified amount of cash as a reserve for debt repayment.

      The Loan will be secured by all of the tangible and intangible assets and property owned by MSR and Oro pursuant to the terms of a Mortgage Agreement, a Non-Possessory Pledge Agreement, an Account Pledge Agreement and certain other agreements to be entered into in Mexico (the "Mexican Collateral Documents"). MSR and Oro will not be able to borrow under the Credit Agreement until the Mexican Collateral Documents have been formalized under Mexican law. As additional collateral for the Loan, we, together with our subsidiary, Leadville Mining & Milling Holding Corporation, will pledge all of our ownership interest in MSR and Oro. In addition to these collateral arrangements, MSR and Oro will be required to deposit all proceeds of the Loan and all cash proceeds received from operations and other sources in an offshore, controlled account with Standard Bank. Absent a default under the loan documents, MSR and Oro may use the funds from this account for specific purposes such as approved project costs and operating costs.

      As part of the fee for entering into and closing the Credit Agreement, we have issued to Standard Bank 1,150,000 shares of our restricted common stock and a warrant for the purchase of 12,600,000 shares of our common stock at an exercise price of $0.317 per share, expiring on the earlier of (a) December 31, 2010 or (b) the date one year after the repayment of the Credit Agreement.

      The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1.

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
          OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

      The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company, Oro and MSR are in the process of complying with certain conditions precedent to the initial funding of the Loan.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      As part of the fee for entering into the Credit Agreement, we issued to Standard Bank on August 15, 2006 an aggregate of 1,150,000 shares of our common stock and a warrant to purchase an aggregate of 12,600,000 shares of our common stock at an exercise price of $0.317 per share. The warrant is exercisable until the earlier of (a) December 31, 2010 or (b) the date one year after the repayment of the Credit Agreement. We have agreed to register for resale the foregoing shares and shares issuable upon exercise of the warrant.

      The shares and warrant were issued to Standard Bank in reliance upon the exemption from registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended. Standard Bank has represented to us its status as a sophisticated purchaser buying for investment, and that it has had access to information from us comparable to that which would have been provided in a registration statement had the shares and warrants been registered.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      The Rights will impose a significant penalty upon any person or group that acquires beneficial ownership of 20% or more of our company's outstanding common stock without the prior approval of the Board. The Rights Agreement provides an exemption for any person who is, as of August 15, 2006, the beneficial owner of 20% or more of our outstanding common stock, so long as such person does not, subject to certain exceptions, acquire additional shares of our common stock after that date. The Rights Agreement will not interfere with any merger or other business combination approved by the Board.

      The following is a summary of the terms of the Rights Agreement. This description is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

      The Rights. The Rights will initially trade with, and will be inseparable from, our existing common stock. The Rights are evidenced only by certificates that represent shares of existing common stock. New Rights will accompany any new shares of common stock we issue until the Distribution Date described below.

      Exercise Price. Each Right will allow its holder to purchase from us one one-thousandth of a share of Series B Common Stock (a "Series B Share") for $3.00 once the Rights become exercisable. This portion of a Series B Share will give the stockholder dividend and liquidation rights that are senior, but generally similar, to those carried by one share of common stock, and one one-thousandth of the voting rights of one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

      Exercisability. The Rights will not be exercisable until

      o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 20% or more of our existing common stock, or, if earlier,

      o 10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

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The date when the Rights become exercisable is referred to as the "Distribution
Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

      Consequences Of A Person Or Group Becoming An Acquiring Person.

      o Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $3.00, purchase shares of our common stock with a market value of $6.00, based on the market price of the common stock prior to such acquisition.

      o Flip Over. If we are later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $3.00, purchase shares of the acquiring corporation with a market value of $6.00, based on the market price of the acquiring corporation's stock prior to such merger.

      Series B Share Provisions. Each one one-thousandth of a Series B Share, if issued:

      o     will not be redeemable;

      o will entitle holders to quarterly dividend payments of $0.001 per each one-thousandth of a Series B Share, or an amount equal to the dividend paid on one share of our existing common stock, whichever is greater;

      o will entitle holders upon liquidation either to receive $1.00 per one-thousandth of a Series B Share or an amount equal to the payment made on one share of our existing common stock, whichever is greater;

      o will have one one-thousandth of the voting power of one share of our existing common stock;

      o if shares of our existing common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of such common stock.

The value of one one-thousandth of a Series B Share should be roughly approximate to the value of one share of our existing common stock.

      Expiration. The Rights will expire on August 15, 2016.

      Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we effect a stock split or a dividend of common stock.

      Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board of Directors may extinguish the Rights by exchanging one share of the existing common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

      Anti-Dilution Provisions. The Board of Directors may adjust the purchase price of the Series B Shares, the number of Series B Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series B Shares or common stock. No adjustments to the exercise price of less than 1% will be made.


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      Amendments. The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board of Directors may not amend the agreement in a way that adversely affects holders of the Rights.

      Stockholder Approval. The Rights Agreement is effective immediately, but will be terminated unless approved by a majority of our stockholders at a meeting held on or prior to February 4, 2007, and any other applicable stockholder ratification requirements of the Toronto Stock Exchange are satisfied at such meeting.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

      On August 14, 2006, the Board effected certain amendments to our bylaws. The amendments:

      o eliminate the ability of holders of 10% or more of our common stock to cause us to call a special stockholders' meeting;

      o require stockholders that seek to bring business before a meeting of stockholders, including nominations of candidates for election as directors, to provide notice of such business to us, and certain other information, within a specified period prior to the meeting;

      o authorize the Board of Directors to determine the record date applicable to any proposed stockholder action to be taken by written consent without a meeting, and require us to appoint an independent inspector to the review the validity and sufficiency of any consents received in connection with any such proposed action; and

      o amend and restate the provisions of the bylaws relating to indemnification, in particular by specifying certain procedural aspects of any claim for indemnification and making clear that our directors and officers may be entitled to the advancement of expenses with respect to any proceeding where indemnification may be sought, subject to the requirements of applicable law.

      The foregoing description of the bylaw amendments is not complete and is qualified in its entirety by reference to the full text of our amended and restated bylaws, which are attached hereto as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d) Exhibits. The following exhibits are filed as part of this report

      3.1 Amended and Restated Bylaws of Capital Gold Corporation.

      4.1 Rights Agreement, dated August 15, 2006, between Capital Gold Corporation and American Stock Transfer & Trust Company.

      10.1 Credit Agreement dated August 15, 2006 among Minera Santa Rita S. de R.L. de C.V. and Oro de Altar S. de R.L. de C.V., as the borrowers, Capital Gold Corporation, as the guarantor, and Standard Bank PLC, as the lender and the offshore account holder.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Date: August 16, 2006

                                       By:  /s/ Jeffrey W. Pritchard
                                            -----------------------------------
                                            Name:  Jeffrey W. Pritchard
                                            Title: Vice President


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                                  EXHIBIT INDEX

    Exhibit No.         Description of Exhibit
--------------------------------------------------------------------------------

         3.1      Amended and Restated Bylaws of Capital Gold Corporation.

         4.1 Rights Agreement, dated August 15, 2006, between Capital Gold Corporation and American Stock Transfer & Trust Company.

         10.1 Credit Agreement dated August 15, 2006, among Minera Santa Rita S. de R.L. de C.V. and Oro de Altar S. de R.L. de C.V., as the borrowers, Capital Gold Corporation, as the guarantor, and Standard Bank PLC, as the lender and the offshore account holder.